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EXHIBIT 23.4




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Proxy Statement-Prospectus of Delta Mutual, Inc. that is made a part of the Registration Statement (Form S-4) of Delta Mutual, Inc. for the registration of 11,215,244 shares of its common stock of our report dated August 23, 2001 with respect to the financial statements and schedules of Delta Mutual, Inc. for the year ended December 31, 1999 included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                           /s/ Van Buren & Hauke, LLC
                               Certified Public Accountants
                               63 Wall Street
                               Suite 2501
                               New York, NY 10005

September 17, 2001